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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference, in the registration statements of Medical Resources, Inc. and Subsidiaries on Forms S-8 (File Nos. 333-4048 and 333-71017) of our report dated March 28, 1997, on our audit of the consolidated statement of operations, stockholders' equity, and cash flows, and financial statement schedule, of Medical Resources, Inc. and Subsidiaries for the year ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 29, 1999